Exhibit 10.3

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE

No. CN-[NUMBER]	Date of Issuance

$[ ]	[Date], 2018

FOR VALUE RECEIVED, Alphatec Holdings, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [HOLDER NAME] (“Holder”), the principal sum of $[                ] (the “Principal Amount”), together with interest thereon from the date of issuance of this convertible promissory note (this “Note”). Subject to Section 3.2, interest will accrue at a simple rate of six percent (6%) per annum, computed on the basis of the actual number of days elapsed. Unless converted into Conversion Shares (as defined below), the principal and accrued interest of this Note will be due and payable by the Company on the earlier of (i) the date that is three hundred sixty-six (366) days from the date of this Note or (ii) the date immediately preceding the consummation of a Fundamental Transaction (the “Maturity Date”).

This Note is one of a series of convertible promissory notes issued by the Company to investors with identical terms and on the same form as set forth herein (except that the holder, principal amount and date of issuance may differ in each Note) pursuant to the terms of an Agreement and Plan of Merger, dated March 6, 2018, by and among the Company, Safari Merger Sub, Inc., a Delaware corporation, SafeOp Surgical, Inc., a Delaware corporation (“SafeOp”), and the other parties identified therein (as amended, the “Merger Agreement”). Capitalized terms not otherwise defined in this Note will have the meanings set forth in the Merger Agreement or in Section 4.1.

1. Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to cost of collection (if any), then to accrued interest due and payable, with any remainder applied to principal. This Note may not be prepaid in whole or in part at any time prior to the Maturity Date without the prior written consent of the Holder.

2. Security; Adjustment; Stockholder Representative. This Note is a general unsecured obligation of the Company. Each of the Company and the Holder hereby agree and acknowledge that the Principal Amount is subject to adjustment pursuant to Section 1.10(b)(iv) and Sections 9.7(c) through (f) of the Merger Agreement. The Holder hereby acknowledges and agrees that such Holder’s rights under this Note are subject to the rights, power and authority granted by such Holder to the Stockholder Representative under Section 10.1 of the Merger Agreement. This Note and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in (a) that certain Subordination Agreement, dated as of March     , 2018 by and among the Holder, each other person listed on the signature pages thereto as a “Subordinated Lender”, the Company, Alphatec Spine, Inc., a California corporation (“Spine”), SafeOp, and Midcap Funding IV Trust, as Agent for the financial institutions or other entities from time to time parties to the Senior Loan Agreement (as defined therein), and as a Lender, or such then present holder or holders of the Senior Loan (as defined therein) as may from time to time exist (as amended from time to time, the “MidCap Subordination Agreement”) and (b) that certain Subordination Agreement, dated as of March __, 2018, by and among the Holder, the Company, Spine, SafeOp and Globus Medical, Inc. (as amended from time to time, the “Globus Subordination Agreement” and, together with the MidCap Subordination Agreement, the “Subordination Agreement”), and by its acceptance of this Note, the Holder of this Note, whether upon original issuance, or upon transfer or assignment, agrees to the terms of the Subordination Agreement.

3. Events of Default; Remedies.

3.1 Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Note:

(a) Any misrepresentation or breach of any warranty of the Company set forth herein;

(b) failure to pay any amounts owed or issue any Conversion Shares hereunder on the date on which such amounts are due or on which such Conversion Shares are required to be issued hereunder, as applicable;

(c) Any breach of any covenant of the Company set forth in the Merger Agreement, which breach (if able to be cured), is not cured within five (5) business days after receipt by the Company of written notice from the Stockholder Representative notifying the Company of such breach;

(d) the Company defaults in the payment of any other obligation for borrowed money having a principal amount in excess of $500,000, which default is not cured within any grace or cure period applicable thereto;

(e) if the Company shall (i) file an application, petition or order in bankruptcy, liquidation, dissolution, winding-up or similar proceeding, (ii) seek the appointment of a receiver, administrator or trustee with respect to any of the Company’s properties, or (iii) otherwise seek or submit to any other debtor’s relief law or procedure; or

(f) if the Company shall (i) be the subject of any involuntary application, petition or order in bankruptcy, liquidation, dissolution, winding-up or similar proceeding, (ii) suffer the involuntary appointment of a receiver, administrator or trustee with respect to any of the Company’s properties, or (iii) involuntarily be made subject to any other debtor’s relief law or procedure and any such application, petition, order or appointment shall not be dismissed within 45 days after the commencement date thereof.

3.2 Remedies. Upon the occurrence of an Event of Default, the entire Principal Amount of this Note, together with all accrued interest payable thereon, shall, at the option of the Holder (or the Stockholder Representative pursuant to the authority granted to the Stockholder Representative in the Merger Agreement), become immediately due and payable in cash, through the issuance of Conversion Shares pursuant to the mechanics set forth in Section 4, or both (in each instance, at the sole option of the Holder or the Stockholder Representative, as applicable), and the Holder, without presentment, demand, protest or further notice of any kind shall be entitled to exercise any or all of the rights and remedies as may be available under this Note or the Merger Agreement, at law or in equity, all of which shall be cumulative. Any payment not paid when due shall bear interest from the due date at an annual rate equal to fifteen percent (15%); provided, however, if such amount exceeds the maximum amount allowable under applicable law, the interest shall be reduced to such maximum amount. If an Event of Default occurs and the Holder or Stockholder Representative, as applicable, so elect, the Company will pay to the Holder such amounts as shall be sufficient to cover the costs and expenses of collection, including reasonable attorney’s fees, expenses and disbursements. The Company hereby expressly waives presentment demand, notice of nonpayment, protest, notice of protest, and notice of dishonor and any other notices in connection with any default of or in the enforcement of payment of all amounts due under this Note.

4. Conversion; Covenants; Failure to Obtain Required Parent Stockholder Consent. This Note will be convertible, in whole or in part, into Parent Common Stock pursuant to the following terms.

4.1 Definitions.

(a) “Applicable Price” means the VWAP on the Trading Day immediately preceding the Maturity Date.

(b) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(c) “Conversion Shares” means shares the Company’s common stock, par value $0.0001, as subject to adjustment under this Note.

(d) “Conversion Price” means $3.22 per share, as subject to adjustment under this Note.

(e) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Parent Common Stock is then listed or quoted on the Principal Trading Market, the daily volume weighted average price of the Parent Common Stock for such date (or the nearest preceding date) on the Principal Trading Market on which the Parent Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or

OTCQX is not a Principal Trading Market, the volume weighted average price of the Parent Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Parent Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Parent Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Parent Common Stock so reported, or (d) in all other cases, the fair market value of a share of Parent Common Stock as determined by the Stockholder Representative.

(f) “Trading Day” means a day on which the Principal Trading Market is open for trading.

4.2 Maturity Conversion. On the Maturity Date and provided that the Required Parent Stockholder Consent has been obtained before the Maturity Date, at the election of the Holder, this Note will convert into that number of Conversion Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (a) the applicable portion of the outstanding principal balance and unpaid accrued interest, plus the cost of collection (if any) of this Note on the Maturity Date by (b) the Conversion Price (the “Conversion Ratio”). Notwithstanding anything in this Note to the contrary, if (i) the Required Parent Stockholder Consent has been obtained before the Maturity Date and (ii) the Applicable Price is greater than the Conversion Price, then this note shall be automatically converted in accordance with the Conversion Ratio.

4.3 Mechanics of Conversion.

(a) The Holder may exercise its conversion rights under Section 4.2, by delivering to the Company (or such other office or agency that the Company may designate by notice in writing to the registered the Holder at the address of the Holder appearing on the books of the Company), as applicable, of a duly executed facsimile copy or PDF copy submitted by electronic (or e-mail attachment) of the Notice of Conversion in substantially the form attached hereto as Appendix 1 on or before the Maturity Date, and the Conversion Shares issuable upon any such conversion shall be deemed to be issued on the Maturity Date. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. Partial conversion of this Note resulting in the conversion of a portion of the total number of Conversion Shares available hereunder shall have the effect of lowering the outstanding number of Conversion Shares convertible hereunder in an amount equal to the applicable number of Conversion Shares converting. The Company shall deliver any objection to any Notice of Conversion within one (1) Business Day of receipt of such notice.

(b) Conversion Shares issued hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (i) there is an effective registration statement permitting the issuance of the Conversion Shares to or resale of the Conversion Shares by the Holder or (ii) the Conversion Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder is entitled pursuant to such conversion to the address specified by the Holder in the Notice of Conversion by the date that is the earlier of (x) two (2) Trading Days and (y) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Conversion (such date, the “Conversion Share Delivery Date”). On the effective date of the conversion, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares with respect to which this Note has been converted, irrespective of the date of delivery of the Conversion Shares. If the Company fails for any reason to deliver to the Holder the Conversion Shares subject to a Notice of Conversion by the Conversion Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Conversion Shares subject to such conversion (based on the VWAP of the Parent Common Stock on the date of the applicable Notice of Conversion), $5 per Trading Day (increasing to $10 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Conversion Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. The Company agrees to maintain a Transfer Agent that is a participant in the FAST program so long as this Note remains outstanding and convertible. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Primary Trading Market with respect to the Parent Common Stock as in effect on the date of delivery of the Notice of Conversion.

(c) If this Note shall have been converted in part, the Company shall pay to the Holder on the Maturity Date in cash by wire transfer of immediately available funds the applicable portion of principal, interest and collection costs that is otherwise payable under this Note.

(d) If the Company fails to cause the Transfer Agent to transmit to the Holder the Conversion Shares pursuant to Section 4.3(b) by the Conversion Share Delivery Date, then the Holder will have the right to rescind such conversion.

(e) In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Conversion Shares in accordance with the provisions of Section 4.3(b) above pursuant to a conversion on or before the Conversion Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Parent Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (i) pay in cash to the Holder the amount, if any, by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Parent Common Stock so purchased exceeds (B) the amount obtained by multiplying (1) the number of Conversion Shares that the Company was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (ii) deliver to the Holder the number of shares of Parent Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Parent Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Parent Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (i) of the immediately preceding sentence, then the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Parent Common Stock upon conversion of the Note as required pursuant to the terms hereof.

(f) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction or round up to the next whole share.

(g) Issuance of Conversion Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Conversion Shares, all of which taxes and expenses shall be paid by the Company, and such Conversion Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder. The Company shall pay any Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(h) The Company will not close its stockholder books or records in any manner which prevents the timely conversion of this Note, pursuant to the terms hereof.

4.4 Covenants as to Conversion Shares. The Company covenants and agrees that all Conversion Shares that may be issued upon the exercise of the rights represented by this Note will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times prior to the conversion of this Note, have authorized and reserved, free from preemptive rights, a sufficient number of Conversion Shares to provide for the exercise of the rights represented by this Note. If at any time prior to the conversion of this Note, the number of authorized but unissued Conversion Shares shall not be sufficient to permit conversion of this Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Conversion Shares to such number of Conversion Shares as shall be sufficient for such purposes. The Company further covenants that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of issuing the necessary Conversion Shares upon the exercise of the conversion rights under this Note. The Company will take all such action as may be necessary to assure that such Conversion Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Trading Market upon which the Parent Common Stock may be listed. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Principal Trading Market an additional shares listing application covering all of the Conversion Shares, and shall use its commercially reasonable efforts to take all steps necessary to cause all of the Conversion

Shares, to be approved for listing on the Principal Trading Market as promptly as possible thereafter.

5. Representations and Warranties.

5.1 In connection with the transactions contemplated by this Note, the Holder hereby represents and warrants to the Company as follows:

(a) The Holder has full power and authority (and, if an individual, the capacity) to enter into this Note and to perform all obligations required to be performed by it hereunder. This Note, when executed and delivered by the Holder, will constitute the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies ((a) and (b), together, the “Bankruptcy and Equity Exceptions”).

(b) The Holder acknowledges that this Note is made with the Holder in reliance upon the Holder’s representation to the Company, which the Holder hereby confirms by executing this Note, that this Note and the Conversion Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent (unless otherwise specified on the Holder’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

(c) The Holder understands that the offer and sale of Securities have not been registered under the Securities Act or any applicable federal, state or foreign securities laws, and that the Securities are being issued in reliance on an exemption from registration, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein.

(d) The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities. The Holder has relied upon its own independent investigations and, to the extent it believed to be appropriate, its representatives, including its own professional, tax and other advisors, and is making an independent decision to invest in the Securities. The Holder has been furnished with such documents, materials and information that it deems necessary or appropriate for evaluating an investment in the Company, and it has read carefully such documents, materials and information and understands and has evaluated the types of risks involved with an investment in the Securities. Other than the representations and warranties of the Company set forth in this Note and in the Merger Agreement, the Holder has not relied upon any representations or other information (whether oral or written) from the Company or its respective stockholders, directors, officers or affiliates, or from any other person or entity, in connection with the Holder’s investment in the Securities. The Holder acknowledges that the Company has not given any assurances with respect to the tax consequences of the acquisition, ownership and disposition of the Securities.

(e) The Holder acknowledges that it has had the opportunity to seek legal advice from, and has received legal advice from, legal counsel on this Note, the transactions contemplated hereby and all documents, materials and information that the Holder has requested or read relating to an investment in the Securities and confirms that the Holder is satisfied with respect to any of the foregoing matters.

(f) The Holder understands that no federal, state or foreign agency has passed upon this investment or upon the Company, or upon the accuracy, validity or completeness of any documentation provided to the Holder in connection with the transactions contemplated by this Note, nor has any such agency made any finding or determination as to this investment.

5.2 In connection with the transactions contemplated by this Note, the Company hereby represents and warrants to the Holder as follows:

(a) The Company is an organization duly organized, validly existing and in good standing under the laws of its jurisdiction of formation with necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all contracts by which it is bound.

(b) The Company has full corporate power and authority to execute and deliver this Note and to perform its obligations under this Note and to consummate the transactions contemplated hereby. The execution and delivery of this Note by the Company and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Note has been duly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

(c) Issuance of Shares. The Conversion Shares, if and when issued by the Company pursuant to the terms hereof, assuming the accuracy of the representations and warranties made by the Holder herein, will be duly issued, fully paid and non-assessable.

6. Miscellaneous.

6.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties. This Note is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Note.

6.2 Choice of Law. This Note, and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

6.3 Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this Note are included for convenience only and are not to be considered in construing or interpreting this Note.

6.5 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or facsimile; (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 6.5).

6.6 Expenses. Subject to Section 6.7, each party will pay all costs (other than the costs of collection) and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Note.

6.7 Attorneys’ Fees. Subject to the applicable limitations set forth in Article 9 of the Merger Agreement, if any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.8 Entire Agreement; Amendments and Waivers. This Note, together with the Merger Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. Subject to Section 10.1 of the Merger Agreement, any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the prior written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section 6.8 will be binding upon each future holder of this Note and the Company.

6.9 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions will be excluded from this Note and the balance of the Note will be interpreted as if such provisions were so excluded and this Note will be enforceable in accordance with its terms.

6.10 Transfer Restrictions.

(a) Limitations on Disposition. Without in any way limiting the representations and warranties set forth in this Note, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to make the representations and warranties set out in Section 5 and:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement; or

(ii) The Holder has (A) notified the Company of the proposed disposition; (B) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (C) if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act.

(b) Legends. The Holder understands and acknowledges that the Securities may bear the following legend:

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

6.11 Certain Adjustments; No Impairment.

(a) If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of Parent Common Stock or any other equity or equity equivalent securities payable in shares of Parent Common Stock (which, for avoidance of doubt, shall not include any Conversion Shares issuable by the Company upon conversion of this Note), (ii) subdivides outstanding shares of Parent Common stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Parent Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Parent Common Stock any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Parent Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Parent Common Stock outstanding immediately after such event, and the number of shares issuable upon conversion of this Note shall be proportionately adjusted such that the aggregate Conversion Price of this Note shall remain unchanged. Any adjustment made pursuant to this Section 6.11(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) In addition to any adjustments pursuant to Section 6.11(a) above, if at any time while this Note is outstanding the Company grants, issues or sells any Parent Common Stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Parent Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Parent Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion hereof, including the failure to obtain the Required Parent Stockholder Consent) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Parent Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(c) During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Parent Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) other than a dividend or other distribution described in to Section 6.11(a) above (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Parent Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion hereof, including the failure to obtain the Required Parent Stockholder Consent) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Parent Common Stock are to be determined for the participation in such Distribution. To the extent that this Note has not been partially or completely converted at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until this Note is converted.

(d) If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person or entity, (ii) the Company, directly or indirectly, effects any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person or entity) is completed pursuant to which holders of Parent Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the Parent Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Parent Common Stock or any compulsory share exchange pursuant to which the Parent Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a stock split, combination or reclassification of shares of common stock covered by subsection (a) above), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any persons or entities whereby such other persons or entities acquire more than 50% of the outstanding shares of the Parent Common Stock (not including any Conversion Shares held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon complete conversion of this Note (without regard to any limitations on conversion hereof, including failure to obtain the Required Parent Stockholder Consent) immediately prior to the occurrence of such Fundamental Transaction, the amount, number and kind of securities, cash, property and consideration receivable as a result of such Fundamental Transaction by a holder of the number of Conversion Shares for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation on the conversion of this Note, including the failure to obtain the Required Parent Stockholder Consent). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such securities, cash, property and consideration in respect of one Conversion Share in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the securities, cash, property and consideration in a reasonable manner reflecting the relative value of any different components of the foregoing. If holders of the Parent Common Stock are given any choice as to the securities, cash, property or consideration to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the securities, cash, property or consideration it receives.

(e) Whenever the Conversion Price is adjusted pursuant to any provision of this Note, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Conversion Price after such adjustment and any resulting adjustment to the number of Conversion Shares and setting forth a brief statement of the facts requiring such adjustment.

(f) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Note against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Conversion Shares above the amount issuable in respect of the applicable Conversion Price therefor upon such conversion immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Conversion Shares upon the conversion of this Note and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Note.

(g) Notice to Allow Exercise by the Holder. If (i) the Company shall declare a dividend (or any other distribution in whatever form) on the Parent Common Stock, (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Parent Common Stock, (iii) the Company shall authorize the granting to all holders of the Parent Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Parent Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, (v) the Company shall enter into any agreement contemplating a Fundamental Transaction, or (vi) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the books and records of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Parent Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange or Fundamental Transaction is expected to become effective or close, the date as of which it is expected that holders of the Parent Common Stock of record shall be entitled to exchange their shares of the Parent Common Stock for securities, cash, property or other consideration deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange or Fundamental Transaction and the amounts of such securities, cash, property or other consideration receivable on a per-Conversion Share basis. To the extent that any notice provided in this Note constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a current report on Form 8-K. The Holder shall remain entitled to convert this Note during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

6.12 Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Note and any agreements executed in connection herewith.

6.13 Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law.

6.14 Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

6.15 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT

RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.16 Replacement. If this Note becomes mutilated or defaced, or is destroyed, lost, or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced note, or in lieu of and in substitution for the destroyed, lost, or stolen note. If this Note is mutilated or defaced, the Holder shall surrender such note to the Company. If any note becomes destroyed, lost, or stolen, the Holder shall furnish satisfactory evidence of the destruction, loss, or theft of such note to the Company.

6.17 Time of the Essence. Time is of the essence of this Note.

(signature pages follow)

IN WITNESS WHEREOF, Alphatec Holdings, Inc. has caused this Convertible Promissory Note to be executed by its officer thereunto duly authorized.

Alphatec Holdings, Inc.

By:
Name:	Jeffrey Black
Title:	Chief Financial Officer

Address:

Email:

Agreed to and accepted:

If an individual:

Name:

Address:

Email:

If an entity:

By:

Name:

Title:

Address:

Email Address:

APPENDIX 1

NOTICE OF CONVERSION

1.	Pursuant to the terms of the Note, the undersigned hereby elects to convert:

☐ the entire principal balance, unpaid accrued interest and cost of collection (if any) of the Note outstanding as of the Maturity Date (as defined in the Note) into shares of Common Stock of Alphatec Holdings, Inc. (“Conversion Shares”); or

☐ $                         of the principal balance, unpaid accrued interest and cost of collection (if any) of the Note into Conversion Shares.

2.	In the event either the second or third box in item #1 is selected, payment for the portion of this Note not converted into Conversion Shares shall take the form of lawful money of the United States.

3.	In the event either the first or second box in item #1 is selected, please issue a certificate or certificates representing said Conversion Shares in the name of the undersigned or in such other name as is specified below:

the Conversion Shares shall be delivered to the following DWAC Account Number:                                         .

4.	The undersigned represents it is acquiring the Conversion Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

[SIGNATURE OF CONVERTING HOLDER]

Name of Converting Holder:

Signature of Authorized Signatory of Converting Holder:

Name of Authorized Signatory:

Title of Authorized Signatory (if Converting Holder is an entity):

Date: